UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): December 20, 2006
MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	000-50056 (Commission file number)	05-0527861 (I.R.S. employer identification number)

4200 STONE ROAD
KILGORE, TEXAS	75662
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (903) 983-6200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
     Pursuant to a Common Unit Purchase Agreement dated December 20, 2006, Martin Midstream Partners L.P. (the “Partnership”) sold and issued 470,484 common units, representing limited partnership interests in the Partnership, to Martin Resource Management Corporation, the owner of the Partnership’s general partner. The Partnership received proceeds of approximately $15.3 million, including a capital contribution of approximately $0.3 million made by the Partnership’s general partner in order to maintain its 2% general partner interest in the Partnership. Proceeds from this transaction will be used to repay a portion of indebtedness under the Partnership’s existing credit facility. The common units were priced at $31.88 per unit, based on the average closing price of the Partnership’s common units on the Nasdaq during the ten trading days ending on December 18, 2006. This transaction is exempt from registration pursuant to either Regulation D or Section 4(2) of the Securities Act of 1933, as amended.
Item 7.01. Regulation FD Disclosure.
     On December 20, the Partnership issued a press release announcing the sale of the common units. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit is deemed to be “furnished” and not deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit is deemed to be “furnished” and not deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION
99.1	—	Press release dated December 20, 2006.

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.
By:	Martin Midstream GP LLC, Its General Partner

Date: December 20, 2006	By:	/s/ Robert D. Bondurant
Robert D. Bondurant,
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
99.1	—	Press release dated December 20, 2006.